As filed with the Securities and Exchange Commission on August 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Kansas	48-0905805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4441 West Airport Freeway, Irving, Texas 75602

(Address of Principal Executive Offices and Zip Code)

CEC Entertainment, Inc. 2004 Restricted Stock Plan

CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan

(Full title of the plans)

Richard M. Frank

Chairman of the Board and Chief Executive Officer

4441 West Airport Freeway

Irving, Texas 75602

(Name and address of agent for service)

(972) 285-8507

(Telephone number, including area code, of agent for service)

with copies of communications to:

Darrel A. Rice, Esq.

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

(214) 651-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.10 per share, to be issued under the 2004 Restricted Stock Plan	600,000	$27.69	$16,614,000.00	$510.05

Common Stock, par value $0.10 per share, to be issued under the Non-Employee Directors Restricted Stock Plan	25,000	$27.69	$692,250.00	$21.25

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the Common Stock reported on the New York Stock Exchange on August 15, 2007.
(3)	Calculated pursuant to General Instruction E on Form S-8.

EXPLANATORY NOTE

On September 23, 2004, CEC Entertainment, Inc.’s (the “Company”) filed a registration statement on Form S-8 (File No. 333-119232) with respect to an aggregate of 500,000 shares of common stock, par value $0.10 per share (the “Common Stock”), issuable pursuant to the Company’s 2004 Restricted Stock Plan (the “2004 Plan”). At the Company’s 2006 annual meeting of stockholders held on May 18, 2006, the stockholders of the Company approved the amendment of the 2004 Plan, adding 500,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2007 annual meeting of stockholders held on June 27, 2007, the stockholders of the Company approved the amendment of the 2004 Plan, adding 100,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. Such amendments together increased the aggregate number of shares of Common Stock authorized for issuance under the 2004 Plan from 500,000 to 1,100,000.

On December 5, 2005, the Company filed a registration statement on Form S-8 (File No. 333-130142) with respect to an aggregate of 50,000 shares of Common Stock issuable pursuant to the Company’s Non-Employee Directors Restricted Stock Plan (the “Non-Employee Directors Plan”). At the Company’s 2007 annual meeting of stockholders held on June 27, 2007, the stockholders of the Company approved the amendment of the Non-Employee Directors Plan, adding 25,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. Such amendment increased the aggregate number of shares of Common Stock authorized for issuance under the Non-Employee Directors Plan from 50,000 to 75,000.

This Registration Statement on Form S-8 is being filed to (i) register an aggregate of 625,000 additional shares of the Company’s Common Stock, reserved for issuance under the 2004 Plan (600,000 shares with respect to such plan) and the Non-Employee Directors Plan (25,000 shares with respect to such plan) and (ii) file a reoffer prospectus covering the sale of control securities issued or to be issued to certain affiliates.

The contents of the Company’s previous Registration Statements on Form S-8 (File Nos. 333-119232 and 333-130142) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2004 and December 5, 2005, respectively, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the Registrant’s Non-Employee Directors Plan and 2004 Plan.

RE-OFFER PROSPECTUS

CEC ENTERTAINMENT, INC.

625,000 Shares of Common Stock

This prospectus relates to shares of common stock, $0.10 par value per share, of CEC Entertainment, Inc. which may be offered from time to time by the selling stockholders identified under the caption “Selling Stockholders” in this prospectus for their own accounts. Each of the selling stockholders will acquire the shares of common stock covered by this prospectus pursuant to the CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan (as amended, the “Plan”) and the CEC Entertainment, Inc. 2004 Restricted Stock Plan (the “2004 Plan”).

This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act of 1933 (the “Securities Act”) to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our common stock is traded on the New York Stock Exchange under the symbol “CEC.” On August 20, 2007, the last reported sale price of our common stock was $29.24 per share.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.

Investing in our common stock involves risks.

You should consider carefully the risk factors beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of common stock we are offering, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2007.

RE-OFFER PROSPECTUS

CEC ENTERTAINMENT, INC.

CEC Entertainment, Inc. (the “Company”) was incorporated in the state of Kansas in 1980 and is engaged in the family restaurant/entertainment center business. The Company considers this to be its sole industry segment.

Chuck E. Cheese’s restaurants offer a variety of pizzas, a salad bar, sandwiches, appetizers and desserts and feature musical and comic entertainment by robotic and animated characters, family oriented games, rides and arcade-style activities. The restaurants are intended to appeal to families with children between the ages of two and 12. The Company opened its first restaurant in March 1980.

The Company operated, as of December 31, 2006, 484 Chuck E. Cheese’s ® restaurants. In addition, as of December 31, 2006, franchisees of the Company operated 45 Chuck E. Cheese’s restaurants. The Company and its franchisees operate in a total of 48 states and five foreign countries/territories. The Company owns and operates Chuck E. Cheese’s restaurants in 44 states and Canada. The following table sets forth certain information with respect to the Chuck E. Cheese’s restaurants owned by the Company (excludes franchised restaurants and one TJ Hartford’s Grill and Bar).

	2006	2005	2004
Average annual revenues per restaurant (1)	$1,647,000	$1,633,000	$1,695,000
Number of restaurants open at end of period	484	475	449
Percent of total restaurant revenues:
Food and beverage sales	63.4%	64.7%	66.1%
Game sales	34.1%	32.5%	31.4%
Merchandise sales	2.5%	2.8%	2.5%

(1)	In computing these averages, only domestic restaurants that were open for a period greater than eighteen consecutive months at the beginning of each respective year, or twelve months for acquired restaurants, were included (416, 388 and 360 restaurants in 2006, 2005 and 2004, respectively). Fiscal year 2004 consisted of 53 weeks while each of fiscal years 2006 and 2005 consisted of 52 weeks.

The Company’s sales volumes fluctuate seasonally and are generally higher during the first and third quarters of each fiscal year. Holidays, school operating schedules and weather conditions may affect sales volumes seasonally in some operating regions. Because of the seasonality of the Company’s business, results for any quarter are not necessarily indicative of the results that may be achieved for the full fiscal year.

The Company conducts advertising campaigns which are targeted at families with young children that feature the family entertainment experiences available at Chuck E. Cheese’s restaurants and are primarily aimed at increasing the frequency of customer visits. The primary advertising medium continues to be television, due to its broad access to family audiences and its ability to communicate the Chuck E. Cheese’s experience. The television advertising campaigns are supplemented by promotional offers in newspapers, cross promotions with companies targeting a similar customer base, the Company’s website and direct e-mail.

Our principal executive offices are located at 4441 West Airport Freeway, Irving, Texas 75062 and our telephone number is (972) 258-8507. The Company maintains a website at www.chuckecheese.com.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current expectations, estimates and projections about the industry in which we operate, management’s beliefs and assumptions made by management. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate” or “believe.” We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that these expectations will occur. Our actual future performance could differ materially from these statements. Factors that could cause or contribute to these differences include, but are not limited to,

•	uncertainties regarding the ability to open new stores;

•	our ability to acquire additional locations for stores on favorable terms;

•	our ability to enhance the performance of these acquired stores;

•	the results of our litigation;

•	interest rates; and

•	the other risks detailed from time to time in our Securities and Exchange Commission (the “Commission”) reports.

Additional factors that could cause our actual results to differ materially from our expectations are discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

You should carefully consider the risks and uncertainties described below before making an investment decision. The occurrence of any one or more of the risks or uncertainties described below could have a material adverse effect on our financial condition, results of operations and cash flows. We believe these are the material risks currently facing our business. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including our financial statements and related notes.

We may not be successful in the implementation of our growth strategies.

Our continued growth depends, to a significant degree, on our ability to successfully implement our growth strategies. Among such strategies, we plan to continue to open new restaurants in selected markets and to enhance and upgrade the games and entertainment at existing restaurants. The opening and success of such new Chuck E. Cheese’s restaurants will depend on various factors, including the availability of suitable sites, the negotiation of acceptable lease terms for such locations, store sales cannibalization, the ability to meet construction schedules, our ability to manage such expansion and hire and train personnel to manage the new restaurants, as well as general economic and business conditions. Our ability to successfully open new restaurants will also depend upon the availability of sufficient funds for such purpose, including funds from operations, our existing credit facility, future debt financings, future equity offerings or a combination thereof. There can be no assurance that we will be successful in opening and operating the number of anticipated new restaurants on a timely or profitable basis. There can be no assurance that we can continue to successfully upgrade the games and entertainment at existing restaurants. Our growth is also dependent on management’s ability to continually evolve and update our business model to anticipate and respond to changing customer needs and competitive conditions. There can be no assurance that management will be able to successfully anticipate changes in competitive conditions or customer needs or that the market will accept our business model.

We may be unsuccessful in opening, closing and remodeling our restaurants.

Our long-term growth is dependent on the success of strategic initiatives to increase the number of our restaurants and enhance the facilities of existing restaurants. We incur significant pre-opening expenses each time we open a new restaurant and other expenses when we close, relocate or remodel existing restaurants. The expenses of opening, closing, relocating or remodeling any of our restaurants, may be higher than anticipated. If we are unable to open or are delayed in opening new restaurants, we may incur significant costs which may adversely affect our financial results. If we are unable to remodel or are delayed in remodeling restaurants, we may incur significant costs which may adversely affect our financial results.

We are dependent on the service of certain key personnel.

The success of our business will continue to be highly dependent upon the continued employment of Richard M. Frank, the Chairman of the Board and Chief Executive Officer of the Company, Michael H. Magusiak, the President of the Company, and other members of our senior management team. Although the Company has entered into employment agreements with each of Mr. Frank and Mr. Magusiak, the loss of the services of either of such individuals could have a material adverse effect upon our business and development. Our success will also depend upon our ability to retain and attract additional skilled management personnel to our senior management team and at our operational level. There can be no assurances that we will be able to retain the services of Messrs. Frank or Magusiak, senior members of our management team or the required operational support at the store level in the future.

Our business is highly seasonal and quarterly results may fluctuate significantly as a result of this seasonality.

We have experienced, and in the future could experience, quarterly variations in revenues as a result of a variety of factors, many of which are outside our control, including the timing and number of new store openings, the timing of capital investments in existing stores, the timing of school vacations and holidays, weather conditions and natural disasters. We typically experience lower net sales in the second and fourth quarters than in the first and third quarters. If revenues are below expectations in any given quarter, our operating results would likely be materially adversely affected for that quarter.

We may be negatively affected by trends in the family restaurant/entertainment industry and national, regional and local economic conditions.

The family restaurant/entertainment industry is affected by national, regional and local economic conditions, demographic trends and consumer tastes. The performance of individual restaurants may be affected by factors such as changes in consumer disposable income, demographic trends, weather conditions, traffic patterns and the type, number and location of competing restaurants. Dependence on frequent deliveries of fresh food products also subjects food service businesses, such as ours, to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, increased food, labor and employee benefit costs, fluctuations in price of utilities, insurance costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and our restaurants in particular. The entertainment industry is affected by many factors, including changes in customer preferences and increases in the type and number of entertainment offerings. Operating costs may also be affected by further increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which we have no control.

We are subject to intense competition in both the restaurant and entertainment industries.

We believe that our combined restaurant and entertainment center concept puts us in a niche which combines elements of both the restaurant and entertainment industries. As a result, the Company, to some degree, competes with entities in both industries. Although other restaurant chains presently utilize the concept of combined family restaurant/entertainment operations, we believe these competitors operate primarily on a local or regional, market-by-market basis. Within the traditional restaurant sector, we compete with other casual restaurants on a nationwide basis with respect to price, service, personnel, type and quality of food, the number and location of restaurants, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development. Our high operating leverage may make the Company particularly susceptible to competition. Such competitive market conditions, including the effectiveness of our advertising and promotion and the emergence of significant new competition, could adversely affect our ability to successfully increase our results of operations.

Changes in consumers’ health, nutrition and dietary preferences could adversely affect our financial results.

Our industry is affected by consumer preferences and perceptions. Changes in prevailing health or dietary preferences and perceptions may cause consumers to avoid certain products we offer in favor of alternative or healthier foods. If consumer eating habits change significantly and we are unable to respond with appropriate menu offerings, it could adversely affect our financial results.

Negative publicity concerning food quality, health and other issues could adversely affect our financial results.

Food service businesses can be adversely affected by litigation and complaints from guests, consumer groups or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. Publicity concerning food-borne illnesses and injuries caused by food tampering may negatively affect our operations, reputation and brand. Such publicity may have a significant adverse impact on the financial results of the Company. We could incur significant liabilities if a lawsuit or claim resulted in a judgment against us, or in significant litigation costs, regardless of the result.

We may experience an increase in food, labor and other costs.

An increase in food, labor, utilities, insurance and/or other operating costs, may adversely affect the financial results of the Company. Such an increase may adversely affect the Company directly or adversely affect the vendors, franchisees and others whose performance has a significant impact on our financial results.

Specifically, any increase in the prices for food commodities, including cheese, could adversely affect our financial results. The performance of our restaurants is also adversely affected by increases in the price of utilities on which the restaurants depend, such as natural gas, whether as a result of inflation, shortages or interruptions in supply, or otherwise. Our business also incurs significant costs for and including among other things, insurance, marketing, taxes, real estate, borrowing and litigation, all of which could increase due to inflation, changes in laws, competition, or other events beyond our control.

In addition, a number of our employees are subject to various minimum wage requirements. Several states in which we operate restaurants have established a minimum wage higher than the federally mandated minimum wage. There may be similar increases implemented in other jurisdictions in which we operate or seek to operate. These minimum wage increases may have an adverse effect on our financial results.

We are subject to risks from disruption of our commodity distribution system

Any disruption in our commodity distribution system could adversely affect our financial results. We use a single vendor to distribute most of the products and supplies used in our restaurants. Any failure by this vendor to adequately distribute products or supplies to our restaurants could increase our costs and have a material adverse affect on our financial results.

Our restaurants may be adversely affected by local conditions, events and natural disasters.

Certain regions in which our restaurants are located may be subject to adverse local conditions, events or natural disasters. A natural disaster may damage our stores or other operations which may adversely affect the financial results of the Company.

Unanticipated conditions in foreign markets may adversely affect our ability to operate effectively in those markets.

In addition to our restaurants in the United States, we currently own or franchise restaurants in Canada, Chile, Guatemala, Puerto Rico and Saudi Arabia. We may in the future expand into additional foreign markets. We are subject to the regulation and economic and political conditions of any foreign market in which we operate our restaurants and any change in the regulation or conditions of these foreign markets may adversely affect our financial results. Changes in foreign markets that may affect our financial results include, but are not limited to, taxation, inflation, currency fluctuations, increased regulations and quotas, tariffs and other protectionist measures.

We are subject to risks in connection with owning and leasing real estate.

As owner and lessor of the land and/or building for our restaurants we are subject to all of the risks generally associated with owning and leasing real estate, including changes in the supply and demand for real estate in general and the supply and demand for the use of the restaurants. Any obligation to continue making rental payments with respect to leases for closed restaurants could adversely affect our financial results.

We may not be able to adequately protect our trademarks or other proprietary rights.

We own certain common law trademark rights and a number of federal and international trademark and service mark registrations and proprietary rights relating to our operations. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which could harm our image, brand or competitive position and, if we commence litigation to enforce our rights, cause us to incur significant legal fees.

We cannot assure you that third parties will not claim that our trademarks or menu offerings infringe upon their proprietary rights. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause delays in introducing new menu items in the future or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations, financial condition or liquidity.

We are dependent on certain systems and technologies which may be disrupted.

The Company’s operations are dependent upon the successful functioning of our computer and information system. Damage, interruption or failure of our systems may result in additional development costs, loss of customers, loss of customer data, negative publicity, harm to our business and reputation and exposure to losses or other liabilities.

We may be adversely affected by negative publicity relating to our target market.

The Company’s target market of two to twelve year old children and families with small children is potentially highly sensitive to adverse publicity. We are subject to risks of litigation and regulatory action regarding advertising to our target market. Any such litigation or regulatory action may adversely affect our financial results. There can be no assurance that the Company will not experience negative publicity regarding one or more of its restaurants. The occurrence of negative publicity regarding one or more of the Company’s locations could materially and adversely affect the Company’s image with its customers and its results of operations.

We are subject to various government regulations.

The Company and its franchisees are subject to various federal, state and local laws and regulations affecting operations, including those relating to the use of video and arcade games and rides, the preparation and sale of food and beverages, and those relating to building and zoning requirements. The Company and its franchisees are also subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working and safety conditions, and citizenship requirements. In addition, the Company is subject to regulation by the Federal Trade Commission, Federal Communication Commission and must comply with certain state laws which govern the offer, sale and termination of franchises and the refusal to renew franchises. Difficulties or failures in obtaining required licenses or other regulatory approvals could delay or prevent the opening of a new restaurant, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing restaurant.

We face litigation risks from customers, franchisees, employees and other third parties in the ordinary course of business.

The Company’s business is subject to the risk of litigation by employees, consumers, suppliers, shareholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our services, regardless of whether the allegations are valid or whether we are ultimately found liable.

Specifically, we are continually subject to risks from litigation and regulatory action regarding advertising to our market of two to twelve year old children. In addition, since certain of our restaurants serve alcoholic beverages, we are subject to “dram shop” statutes. These statutes generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes.

Under certain circumstances plaintiffs may seek punitive damages, which may not be covered by insurance. Any litigation the Company faces could have a material adverse effect on the Company’s business, financial condition and results of operations.

A failure to establish, maintain and apply adequate internal control over financial reporting could have a materially adverse affect on our business.

The Company is subject to the ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002. These provisions provide for the identification of material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. We have identified a material weakness relating to our historical stock option granting process, and we have taken steps to improve our corporate governance process for equity compensation awards in the future. Should the Company identify other material weaknesses in internal control, there can be no assurance that the Company will be able to remediate any future material weaknesses that may be identified in a timely manner or maintain all of the controls necessary to remain in compliance. Any failure to maintain an effective system of internal control over financial reporting could limit the Company’s ability to report financial results accurately and timely or to detect and/or prevent fraud.

Our anti-takeover provisions may limit shareholder value.

We have certain provisions in our corporate governance document which may make it difficult for, discourage or otherwise prevent a third party from acquiring control of the Company without certain approvals. These provisions may result in shareholders receiving less in exchange for their stock than they otherwise would without the provisions. In addition, these provisions may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our shareholders receiving a premium over the market price for their common stock.

Changes in financial accounting standards or interpretations of existing standards could affect reported results of operations.

Generally accepted accounting principles and accompanying accounting pronouncements, implementation guidelines, and interpretations for many aspects of our business are highly complex and involve subjective judgments. Changes in these accounting standards, new accounting pronouncements and interpretations may occur that could adversely affect the Company’s reported financial position, results of operations and/or cash flows.

Other risk factors may adversely affect our financial performance.

Other risk factors that could cause our actual results to differ materially from those indicated in the forward-looking statements by affecting, among many things, pricing, consumer spending and consumer confidence, include, without limitation, changes in economic conditions, increased fuel costs and availability for our employees, customers and suppliers, health epidemics or pandemics or the prospects of these events (such as recent reports on avian flu), consumer perceptions of food safety, changes in consumer tastes and behaviors, governmental monetary policies, changes in demographic trends, availability of employees, terrorist acts, energy shortages and rolling blackouts, and weather (including, major hurricanes and regional snow storms) and other acts of God.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares of our common stock to which this prospectus relates are being registered for re-offers and resales by certain of our employees and non-employee directors who will acquire shares of common stock pursuant to the Non-Employee Directors Plan and 2004 Plan, or either of them. As the names of such persons and the number of shares of common stock to be re-offered and resold become known, we will supplement this prospectus with such information.

PLAN OF DISTRIBUTION

Each selling stockholder may sell his or her shares of common stock covered by this prospectus for value from time to time in one or more transactions on the New York Stock Exchange or any other exchange or quotation system on which the Company’s stock is traded, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

Each selling stockholder and any broker-dealer that participates in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to the shares of common stock sold hereunder, the selling stockholders, may, at any time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144 of the Securities Act, regardless of whether such shares are covered by this prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares of common stock offered hereby or that the selling stockholders will transfer, devise or gift these shares by other means.

We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. You should contact us at CEC Entertainment, Inc., Attention: Legal Department, 4441 West Airport Freeway, Irving, Texas 75062, telephone number (972) 258-8507 should you desire any of these documents.

The following documents, which we previously filed with the Commission pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934 (the “ Exchange Act “), are incorporated by reference into this prospectus:

The Company hereby incorporates by reference the following documents filed with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on April 23, 2007;

(b)	The Company’s Current Report on Form 8-K, filed on March 13, 2007;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2007, filed on August 9, 2007; and

(d)	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

Finally, we incorporate by reference in this prospectus all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in the information we send to you). may obtain a copy of any or all of the documents that have been incorporated by reference herein by writing to us at CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, Attention: Thomas W. Oliver, or telephoning Thomas W. Oliver at (972) 258-5499

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation and location of the public reference room. Our filings are also available to the public at the website maintained by the Commission at http://www.sec.gov and at our website at http://www.chuckecheese.com.

We have filed registration statements on Form S-8 with the Commission to register the issuance of the common stock we are offering under the Non-Employee Directors Plan and the 2004 Plan. This prospectus is part of those registration statements. As allowed by the commission’s rules, this prospectus does not contain all of the information you can find in the registration statements or the exhibits to the registration statements.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Kansas General Corporation Code (the “KGCC”)

Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305(c) of the KGCC provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Articles of Incorporation

The Company’s Articles of Incorporation (the “Articles”) provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate liability (i) for any breach of the director’s duty of loyalty to he Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC, or (iv) for any transaction from which the director derived an improper personal benefit. Further, the Company’s Articles provide that it may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in the Company’s Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

Bylaws

The Company’s Bylaws provide that each person who is or was a director or officer of the Company or is or was serving at our request as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director or officer of the Company or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of the Company’s Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of the Company’s Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. The Company’s Bylaws further provide that we will advance to any person entitled to indemnification thereunder such expenses and costs as such person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to us any such funds so advanced in the event that such person is not entitled to such indemnification.

In addition, the Company’s Bylaws provide that no person will be liable to the Company for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as a director or officer of the corporation or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of our counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

Indemnification Agreements and Insurance

The Company has limited indemnification agreements with certain officers that are included in such officers’ employment agreements.

The Company also maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following documents filed with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on April 23, 2007;

(b)	The Company’s Current Report on Form 8-K, filed on March 13, 2007;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2007, filed on August 9, 2007; and

(d)	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

Finally, we incorporate by reference in this prospectus all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Kansas General Corporation Code (the “KGCC”)

Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305(c) of the KGCC provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Articles of Incorporation

The Company’s Articles of Incorporation (the “Articles”) provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate liability (i) for any breach of the director’s duty of loyalty to he Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC, or (iv) for any transaction from which the director derived an improper personal benefit. Further, the Company’s Articles provide that it may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in the Company’s Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

Bylaws

The Company’s Bylaws provide that each person who is or was a director or officer of the Company or is or was serving at our request as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director or officer of the Company or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of the Company’s Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of the Company’s Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. The Company’s Bylaws further provide that we will advance to any person entitled to indemnification thereunder such expenses and costs as such person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to us any such funds so advanced in the event that such person is not entitled to such indemnification.

In addition, the Company’s Bylaws provide that no person will be liable to the Company for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as a director or officer of the corporation or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of our counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

Indemnification Agreements and Insurance

The Company has limited indemnification agreements with certain officers that are included in such officers’ employment agreements.

The Company also maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

4.1	Specimen form of certificate representing $.10 par value Common Stock (filed as Exhibit 4(a) to the Company’s Annual Report on Form 10-K for the year ended December 28, 1990, and incorporated herein by reference).

*5.1	Opinion of Haynes and Boone, LLP.

*23.1	Consent of Independent Registered Public Accounting Firm.

*23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act

20+

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CEC Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Irving, State of Texas, as of August 21, 2007.

CEC ENTERTAINMENT, INC.

By:	/s/ Richard M. Frank
Richard M. Frank
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard M. Frank, Michael H. Magusiak and Christopher D. Morris, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 21, 2007.

/s/ Richard M. Frank	/s/ Cynthia I. Pharr Lee
Richard M. Frank, August 21, 2007	Cynthia I. Pharr Lee, August 21, 2007
Chief Executive Officer and Director	Director

/s/ Michael H. Magusiak	/s/ Walter Tyree
Michael H. Magusiak, August 21, 2007	Walter Tyree, August 21, 2007
President and Director	Director

/s/ Christopher D. Morris	/s/ Raymond E. Wooldridge
Christopher D. Morris, August 21, 2007	Raymond E. Wooldridge, August 21, 2007
Chief Financial Officer	Director

/s/ Tim T. Morris	/s/ Richard T. Huston
Tim T. Morris, August 21, 2007	Richard T. Huston, August 21, 2007
Director	Director

/s/ Louis P. Neeb	/s/ Larry T. McDowell
Louis P. Neeb, August 21, 2007	Larry T. McDowell, August 21, 2007
Director	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen form of certificate representing $.10 par value Common Stock (filed as Exhibit 4(a) to the Company’s Annual Report on Form 10-K for the year ended December 28, 1990, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Each document marked with an asterisk is filed herewith.